FOR IMMEDIATE RELEASE

CONTACT:	Megan Meloni
Investor Relations
(650) 631-2847
CATALYTICA ENERGY SYSTEMS REAFFIRMS RECOMMENDATION TO VOTE ‘FOR’
MERGER PROPOSAL
ISS, Glass Lewis, Egan-Jones and Proxy Governance All Recommend a Vote “FOR”
Merger Proposal
          TEMPE, Ariz. (September 25, 2007) — Catalytica Energy Systems, Inc. (NASDAQ: CESI) reaffirmed today the unanimous recommendation of its Board of Directors that stockholders vote FOR the proposed business combination of Catalytica Energy Systems with the renewable energy divisions of NZ Legacy, LLC. The Company also announced today that ISS Corporate Services, Inc., Glass, Lewis & Co., Egan-Jones, and Proxy Governance, Inc., leading independent U.S. proxy advisory, shareholder voting, proxy and corporate governance firms, have all recommended a vote FOR approval and adoption of the Contribution and Merger Agreement. Catalytica Energy Systems is urging all its stockholders who have not yet voted to vote their shares in advance of the Special Meeting of Stockholders, which is scheduled for Thursday, September 27, 2007. Shares that are not voted will, in effect, represent a vote against the transaction.
          Catalytica Energy Systems received a letter dated September 24, 2007 from AWM Investment Company, Inc. (AWM), a stockholder, which was filed with the Securities and Exchange Commission (SEC). To address and clarify confused and inaccurate statements contained in such letter, Catalytica Energy Systems notes the following:
•	Catalytica Energy Systems filed with the SEC on September 19, 2007 an updated investor presentation describing the valuation metrics used by Catalytica Energy Systems’ Board and management in negotiating the transaction. The presentation also highlights the perceived benefits to Catalytica Energy Systems’ stockholders of the merger opportunity and the prospects for significantly increased value as the Company expands into a new area of clean energy and an improved platform for growth in the rapidly developing renewable energy sector. This investor presentation is available on the Company’s website at www.CatalyticaEnergy.com/announcement.html.

•	The Board of Directors has examined over the past 24 months ways to transform the Company from a research and development based operation to a revenue generating commercial business with significant near term growth opportunities and less downside risk. Throughout the significant restructuring activities in 2005 and 2006, which included divesting of non-revenue generating businesses, assets and technologies, the Board considered that its remaining business operations (SCR-Tech) may not be sufficient to sustain a public company on a long term basis, and that exploring merger opportunities was one of the best paths to preserve and further create stockholder value. The Board of Directors explored a merger opportunity because even with “the financial discipline exhibited in monetizing stalled R & D efforts, the reduction in the associated cash burn and finally the sale of non-essential real estate”, as noted by AWM, it determined, among other factors, that revenues from the Company’s SCR-Tech business (which was purchased in 2004 for $5.5 million, not $11.5 million as indicated by AWM) have been inconsistent and insufficient in recent months to cover ever-increasing public company costs and the capital requirements of the business to
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be successful. While the Company had indicated interest in exploring strategic alternatives since mid-2005, as indicated in various public statements and filings, and conducted an extensive marketing process that included an invitation for strategic transactions for the entire entity in conjunction with its efforts to sell its fuel processing technology and related diesel business assets during 2006, no bona fide offers were received for a transaction.

•	Following extensive due diligence and evaluation of the NZ Legacy transaction, the Board determined that the opportunity to combine its existing SCR services business, which has generated inconsistent revenues to date in an emerging, yet more slowly developing catalyst services market than previously anticipated, with a business that will generate near-term stable and predictable cash flows in a renewable energy market with significant immediate growth prospects, will best serve its stockholders and will re-energize the Company.

•	In assessing the relative value of both Catalytica Energy Systems and the NZ Legacy entities, the Board hired Howard Frazier Barker Elliot, Inc. (HFBE), an independent valuation advisory and investment banking firm, to provide a fairness opinion. An expert in small-cap companies, HFBE provided a spectrum of valuations for Catalytica Energy Systems’ SCR-Tech business based on various assumptions that ranged from $900,000 to $7.6 million. The conclusions of HFBE also took into consideration the market value of Catalytica Energy Systems in their analysis and concluded that the stock price of Catalytica was not representative of its true equity value given, among other factors, its historical trading volatility and limited public float. HFBE is an independent firm with no vested interest in the outcome of the transaction. No fees paid to HFBE in connection with its valuation and fairness opinion were tied to completion of the transaction.

•	The terms of the Contribution and Merger Agreement were the basis of extensive negotiations over more than six months. In addition to HFBE, the Board retained several other independent professionals to assist with its internal financial analysis and due diligence, including Oxford Advisors, Cummins & Barnard, HDR, and other outside consultants with significant expertise in biomass, plant engineering and related fields.

•	Since the HFBE valuation opinion was given, Catalytica Energy Systems lowered its full-year revenue guidance as a result of declining demand and backlog for SCR-Tech’s service offerings. As more fully described in recent public filings, the trend of the Company’s financial performance through the second quarter of 2007 has not been favorable and it faces near-term challenges due to ongoing soft market conditions, emerging competition for catalyst regeneration, competitive pricing pressure, and significant capital investment required for SCR-Tech to more fully realize future growth opportunities. Catalytica Energy Systems’ 2007 revenues will fall below 2006 revenues. Furthermore, the Company recognizes that its backlog today is still not sufficient to ensure that it will meet its revenue guidance for 2007. Further, while the Company has maintained expectations for market growth beginning in 2008, its backlog secured to date does not yet support the expectation that it will be able to capitalize on such market growth.

•	Conversely, it is the belief of Catalytica Energy Systems that NZ Legacy’s Snowflake White Mountain Power (SWMP) biomass plant has increased in value since HFBE completed its fairness analysis. The construction of the plant has significantly advanced since the HFBE analysis, thus it can be argued that the discount rate previously applied to the valuation of this asset has substantially decreased thereby significantly increasing its value, a factor that will continue as the plant approaches start-up. The SWMP plant is now over 75% complete and is on schedule. Once fully operational,
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which is scheduled for the first half of 2008, this plant is expected to generate on an annual basis more than $16 million in revenues, $8 million in EBITDA and in excess of $3 million in cash flow after debt service.

•	We anticipate the cost of building the SWMP plant on a per kilowatt basis, excluding financing costs, of approximately $2,100. Based on data secured from the USA Biomass Power Producers Alliance and other sources, Catalytica Energy Systems has identified several new biomass plants that have been recently commissioned or are currently under construction with construction costs ranging from $1,900 per kilowatt to $2,800 per kilowatt, including several plants of a similar size to SWMP such as NGPP Minnesota Biomass and District Energy St. Paul. In its valuation, in addition to the value attributed to the 24 megawatt (MW) SWMP plant on a construction cost per kilowatt basis, the Company ascribed additional value to account for the abundant and low cost fuel, 20-year duration and value of its power purchase agreements, and the infrastructure afforded by the location and connection to the paper mill plant. Also included in the valuation attributed to the NZ Legacy entities was the value of its cash, existing fuel inventory, and its fuel harvesting, collecting and transportation businesses, which supply fuel to the SWMP plant.

•	The value attributed to the NZ Legacy entities as part of the merger consideration did not include the value of a new vision for the combined companies or the strong pipeline of opportunities that NZ Legacy brings to the combined companies for rapid growth and expansion in the renewable energy market. The SWMP plant is just the first element of a much larger vision for the company. More than 1 gigawatt (GW) of potential biomass opportunities have been identified to date that await further exploration upon completion of the merger. As a first step toward pursuit of a rapid growth strategy for the combined companies, NZ Legacy and Renegy Holdings announced on September 19, 2007 the signing of a purchase option for the acquisition of a second biomass plant. Completion of this purchase would add approximately 13 MW of power output to the 24 MW that will be generated by the SWMP facility.

•	Completing the proposed transaction will add depth to the management team of the combined companies with a seasoned CEO. Bob Worsley not only has a proven track record as the head of a successful public company, but also adds significant vision and passion to the future of the business. As part of the merger agreement, Mr. Worsley will be granted warrants to purchase 2,473,023 of Renegy common stock at $16.38 per share, well above the estimated market value upon completion of the transaction. These warrants will vest upon the acquisition of, or completion of, additional power plants and, therefore, provide significant incentive for Mr. Worsley to execute Renegy’s vision to become a leading renewable energy independent power producer (IPP) in North America and create increased value for the benefit of all stockholders.

•	In contemplating and assessing the proposed transaction, Catalytica Energy Systems’ Board of Directors held numerous Board and Committee meetings over the course of six months. The Board is comprised of seven directors, six of whom are independent with no substantial interests in the transaction other than to fulfill their fiduciary duty to build stockholder value. These six directors include Howard Hoffen, chairman and chief executive officer of Metalmark Capital LLC, who controls 3,386,748 shares of Catalytica Energy Systems common stock and, therefore, whose interests in the economic outcome of the business combination are fully aligned with those of other Catalytica Energy Systems’ stockholders. Metalmark Capital has voted these shares in favor of the merger transaction. The five remaining independent directors, who also are stockholders and have voted in favor of the transaction, include three former CEOs of large public companies.
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•	Catalytica Energy Systems continues to believe that its decision to engage the assistance of independent experts and professionals in the various fields to ensure that all aspects of the transaction are carefully examined has been and continues to be the most responsible and professional way to proceed. While transaction-related costs to date are not immaterial, the Board strongly feels that such an in-depth process is in the best interest of the Company’s stockholders. The thorough process undertaken by the Company demonstrates full diligence by the Board to ensure the protection and safeguarding of stockholder value, and not negligence as alleged by AWM. Catalytica Energy Systems’ management acknowledges that relatively small transactions generally have disproportionately high costs.

•	While Catalytica Energy Systems’ President and CEO Rob Zack may benefit from continued job security and a change of control payment in the amount of $675,000 as long as he remains employed throughout the year after the completion of the merger transaction, he would otherwise be entitled to a severance payment in excess of $1.4 million if his employment was terminated. Therefore, the Company does not view Mr. Zack as “substantially conflicted” in his support of the transaction as a means to maintain job security, as claimed by AWM.

•	Under the terms of the merger agreement, Catalytica Energy Systems was allowed to solicit proposals from third parties for a 30-day period commencing on May 8, 2007 for an acquisition of Catalytica Energy Systems. This “go shop” process was conducted by Hadley Partners, Inc., an investment bank with no affiliation to HFBE, whose level of compensation was based upon its success in securing a superior offer for Catalytica Energy Systems or its SCR-Tech business. While Catalytica Energy Systems did not receive any such offers that its Board of Directors, in consultation with its advisors, deemed superior to the proposed merger transaction, it did, however, receive during the “go shop” period interest from certain parties in its SCR-Tech business on a stand-alone basis. Thereafter, despite its best efforts in a negotiating process that lasted for more than 45 days, the Company was unable to reach a definitive agreement for a sale of SCR-Tech at a value superior to the $7.5 million threshold ascribed to this business as part of the Contribution and Merger agreement, net of transaction costs and taking into consideration remaining critical unresolved business and legal issues, including the scope and limit of representations and warranties, working capital adjustments, indemnification and financing contingencies. As Catalytica Energy Systems conducted its negotiations, it remained cognizant of the timing to complete the proposed merger transaction and recognized the risks associated with any delays. Furthermore, it was concluded that any sale of SCR-Tech that could be negotiated within a timeframe that would not otherwise jeopardize the NZ Legacy transaction, even if ultimately consummated, would result in de minimus adjustment to the ownership ratio. As a result, the Board concluded that it was in the best interest of Catalytica Energy Systems’ stockholders to terminate such discussions and focus on successfully completing the proposed merger transaction. Catalytica Energy Systems is also aware that AWM has an equity stake in one of the parties that submitted a proposal to acquire SCR-Tech during the “go shop” process. Catalytica Energy Systems conducted extensive, good faith negotiations with such party in an effort to reach a definitive agreement for the sale of SCR-Tech.

•	Catalytica Energy Systems has recently negotiated an amendment to the Contribution and Merger Agreement, as filed with the SEC on September 21, 2007, that will allow Catalytica Energy Systems’ stockholders to still benefit from any additional value realized from a sale of SCR-Tech for net proceeds over and above the $7.5 million threshold, if such a sale is consummated within 90 days of closing the proposed merger transaction. The Company believes that such a 90-day extension is the appropriate
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timeframe to maintain such efforts, given that the principal interested parties have already conducted due diligence efforts. If a sale cannot be consummated within this 90-day period, Catalytica Energy Systems believes that it is more prudent to move the business forward without ongoing disruptions and focus on increasing the value of SCR-Tech.
     The Board of Directors believes that AWM’s letter does a disservice to stockholders by presenting a misleading analysis of the current situation and including numerous inaccurate statements. The Board continues to strongly believe that the proposed merger transaction represents the best alternative for Catalytica Energy Systems and its stockholders and a significant opportunity to realize increased near-term value.
     CATALYTICA ENERGY SYSTEMS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE TRANSACTION.
     YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. A FAILURE TO VOTE IS COUNTED AS A VOTE AGAINST THE MERGER PROPOSAL.
     PLEASE VOTE BY TELEPHONE OR INTERNET TODAY. SHOULD YOU REQUIRE ASSISTANCE WITH VOTING, PLEASE CONTACT INVESTOR RELATIONS AT (650) 631-2847.
About Catalytica Energy Systems
          Catalytica Energy Systems, based in Tempe, Arizona, provides innovative products and services to meet the growing demand for clean energy production, with a focus on cost-effective emissions control solutions for the coal-fired power generation industry. Through its SCR-Tech subsidiary (www.SCR-Tech.com), the Company offers a variety of services for coal-fired power plants that use selective catalytic reduction (SCR) systems to reduce nitrogen oxides (NOx) emissions. These services include SCR catalyst management, cleaning and regeneration, as well as consulting services to help power plant operators optimize efficiency and reduce overall NOx compliance costs. Find Catalytica Energy Systems on the Worldwide Web at www.CatalyticaEnergy.com.
Additional Information and Where to Find It
          This document does not constitute an offer of any securities for sale. The proposed merger transaction described herein will be submitted to the stockholders of Catalytica Energy Systems, Inc. for their consideration at a Special Meeting of Stockholders to be held on September 27, 2007. In connection with the proposed merger, Renegy Holdings, Inc. has filed a registration statement, a proxy statement / prospectus and other materials with the SEC. CATALYTICA ENERGY SYSTEMS URGES INVESTORS TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT / PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CATALYTICA ENERGY SYSTEMS, SNOWFLAKE WHITE MOUNTAIN POWER, RENEGY, RENEGY TRUCKING, AND THE PROPOSED TRANSACTION. Investors also may obtain information about the proposed transaction by reviewing the Form 8-K filed by Catalytica Energy Systems on May 8, 2007 in connection with the announcement of the transaction and any other documents filed with the SEC when they become available. Investors may obtain free copies of the proxy statement / prospectus as well as other filed documents containing information about Catalytica Energy Systems at http://www.sec.gov, the SEC’s public website. These SEC filings may also be obtained free of charge on Catalytica Energy Systems’ Web site at http://www.CatalyticaEnergy.com or by calling the Company’s investor relations department at (650) 631-2847.
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Participants in the Solicitation
          Catalytica Energy Systems and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from stockholders of Catalytica Energy Systems with respect to the proposed merger. Information regarding the officers and directors of Catalytica Energy Systems is included in Amendment No. 1 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed with the SEC on April 30, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, is set forth in the proxy statement / prospectus and other materials filed with the SEC in connection with the proposed merger.
          This news release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, those regarding the prospects and timing associated with consummation of the proposed merger; the perceived benefits to Catalytica Energy Systems’ stockholders of the merger opportunity and the prospects for significant increased value as the Company expands into a new area of clean energy and an improved platform for growth in the rapidly developing renewal energy sector; the belief of our Board of Directors that exploring merger opportunities was one of the best paths to preserve and further create stockholder value; the belief of our Board of Directors that the proposed business combination will best serve our stockholders and will re-energize the Company; our belief that the SWMP biomass plant has increased in value since HFBE completed its fairness analysis; the timing of completion of the SWMP biomass plant; our expectation that the plant will generate on an annual basis more than $16 million in revenues, $8 million in EBITDA and in excess of $3 million in cash flow after debt service; the anticipated cost of building the SWMP biomass on a per kilowatt basis, excluding financing costs, of approximately $2,100; the strong pipeline of opportunities that NZ Legacy brings to the combined companies for rapid growth and expansion in the renewable energy market; the prospects for the 1 GW of potential biomass opportunities that have been identified to date; the anticipated dates associated with the Special Meeting of Stockholders; and the combined company’s rapid growth strategy and future opportunities. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others, the risk that we will not be able to close the transaction, delays in the completion and commissioning of the Snowflake biomass plant; diversion of management’s attention away from other business concerns; the assumption of any undisclosed or other liabilities in connection with the transaction; the risks associated with the development, generally, of the combined company’s overall strategic objectives; the ability of the combined company to build additional value in its business; the existence of unanticipated technical, commercial or other setbacks related to the combined company’s products and services, including construction delays and the ability of the combined company to secure adequate fuel for the biomass plant; changes in the environmental requirements relating to certain emissions; and the other risks set forth in the Company’s most recent Form 10-KSB and subsequent Forms 10-QSB and the Registration Statement on Form S-4 relating to the proposed transaction, filed with the Securities and Exchange Commission. Further, the Company expects to incur substantial transaction and merger related costs associated with completing the merger and combining the operations of the two companies. Expected benefits of the merger may not be achieved in the near term, or at all. The combined company will have a significant amount of debt as a result of the merger. This debt will require us to use cash flow to repay indebtedness, may have a material adverse effect on our financial health, and may limit our future operations and ability to borrow additional funds, including funds for new projects. In addition, a trust controlled by Bob Worsley will own a controlling interest in the Company and will be able to exert significant influence over the business of the Company. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this release.
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